Exhibit 8.2

[Letterhead of Conyers Dill & Pearman]

6 December, 2010

Matter No.:874684

Doc Ref: AC/al/#347578

Bona Film Group Limited

11/F, Guan Hu Garden 3

105 Yao Jia Yuan Road

Chaoyang District

Beijing 100025

People’s Republic of China

Dear Sirs,

Re: Bona Film Group Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with an initial public offering of certain shares in the Company (the “Ordinary Shares”) in the form of American Depositary Shares as described in the prospectus contained in the Company’s registration statement on Form F-1 (Registration No.333-170657) (the “Registration Statement”) as amended, originally filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on 17 November, 2010.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)                                     the Registration Statement; and

(ii)                                  a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed and relied upon (1) the amended and restated memorandum of association and articles of association of the Company, (2) the second amended and restated memorandum of association and articles of association of the Company conditionally adopted by the Company to become effective immediately prior to the consummation of the offering of the Ordinary Shares, and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement reviewed by us; (c) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement has been duly filed with or will be declared effective by the Commission; and (d) that the Prospectus contained inthe Registration Statement, when declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares by the Company.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are true and accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Prospectus forming part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman